UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
July 13, 2007
HEARTWARE LIMITED
(Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
Level 57
MLC Centre
19-29 Martin Place
Sydney NSW 2000
Australia
(Address of principal executive offices)
Registrant’s telephone number, including area code:
+61 2 9238 2064
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On July 13, 2007, the Board of Directors of the Company concluded that the following financial statements of the Company contained in our Registration Statement on Form 10 filed on April 30, 2007 (the “Registration Statement”), as amended by Amendment No. 1 thereto, and contained in Amendment No. 1 to our Preliminary Proxy Statement on Schedule 14A filed on June 25, 2007 and our Definitive Proxy Statement on Schedule 14A filed on June 27, 2007, should be restated and should not be relied upon for the purposes of our US financial statements only:
•	the Company’s consolidated financial statements as of and for quarters ended March 31, 2007 and March 31, 2006, for the year ended December 31, 2006 and for the cumulative period from November 26, 2004 (date of our inception) through March 31, 2007; and

•	the Company’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005 and for the cumulative period from November 26, 2004 (date of inception) through December 31, 2006.
     The decision to restate these financial statements was made by our Board of Directors, in response to the comments we received from the Staff of the Securities and Exchange Commission in connection with the Registration Statement. The Staff commented on the use of purchase method accounting for the January 2005 acquisition of HeartWare, Inc. in which we issued ordinary shares in exchange for all the voting shares of HeartWare, Inc. Our Board of Directors, after consultation with Grant Thornton LLP, our independent auditors, decided to recharacterize the transaction as one between entities under common control and therefore accounted for the acquisition at historical cost under US generally accepted accounting principles. The Company has promptly filed an Amendment No. 2 to the Registration Statement on July 13, 2007 and Definitive Additional Proxy Materials on July 16, 2007, each including the restated financial statements and the management’s discussion of financial condition and results of operations as revised accordingly. It should be noted that the purchase method is consistent with all our Australian financial statements and, in this regard, the changes we made to our US financial statements as a consequence of the Staff’s comments will have no impact on our Australian financial statements as disclosed to the Australian Securities Exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited
Date: July 20, 2007	By:	/s/ Douglas Godshall
		Name:	Douglas Godshall
		Title:	Chief Executive Officer